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                                                                    Exhibit 24.1

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Michael W. Wright, David L. Boehnen and John P. Breedlove, and each of them, the undersigned's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in such person's name, place and stead, in any and all capacities (including the undersigned's capacity as Director and/or Principal Executive Officer, principal Financial Officer, principal Accounting Officer or any other officer of SUPERVALU INC.), to sign one or more Registration Statements on Form S-8 for the registration under the Securities Act of 1933, as amended, of up to 500,000 shares of the Common Stock of SUPERVALU INC. for issuance under the Richfood Holdings, Inc. Savings & Stock Ownership Plan, the Richfood of Pennsylvania Investment Opportunity Plan, the Metro Food Stores 401(k) Plan for Retail Union Employees, and the Farm Fresh, Inc. Retirement Savings Plan, and any and all amendments (including post-effective amendments) to such Registration Statements, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in or about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, this Power of Attorney has been signed as of the 12th day of April, 2000, by the following persons:


/s/ Lawrence A. Del Santo              /s/ Charles M. Lillis
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Lawrence A. Del Santo                  Charles M. Lillis


/s/ Susan E. Engel                     /s/ Harriet Perlmutter
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Susan E. Engel                         Harriet Perlmutter


/s/ Edwin C. Gage                      /s/ Steven S. Rogers
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Edwin C. Gage                          Steven S. Rogers


/s/ William A. Hodder                  /s/ Carole F. St. Mark
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William A. Hodder                      Carole F. St. Mark
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/s/ Garnett L. Keith, Jr.              /s/ Michael W. Wright
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Garnett L. Keith, Jr.                  Michael W. Wright


/s/ Richard L. Knowlton                /s/ Pamela K. Knous
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Richard L. Knowlton                    Pamela K. Knous